UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 1, 2011

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SIONIX CORPORATION
(Exact name of Company as specified in Charter)

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Nevada	002-95626-D	87-0428526
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

914 Westwood Blvd., Box 801
Los Angeles, CA 90024
(Address of Principal Executive Offices)

(704) 971-8400
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Sionix under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Sionix Corporation (“Sionix”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, Sionix’ management as well as estimates and assumptions made by Sionix.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Sionix or Sionix’ management identify forward looking statements.  Such statements reflect the current view of Sionix with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Sionix’ industry, operations and results of operations and any businesses that may be acquired by Sionix.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Sionix believes that the expectations reflected in the forward looking statements are reasonable, Sionix cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Sionix does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 8.01     Other Events.

On April 1, 2011, Sionix entered into a Memorandum of Understanding (the “MOU”) with TII Trading International Investment, Inc., a Nevada corporation and wholly owned subsidiary of Sapo International S.A. (“TII”).  The MOU contemplates the formation of a joint venture (the “JV”) between Sionix and TII to facilitate a limited license to the JV of certain intellectual property of Sionix relating to  Sionix’ proprietary Mobile Water Treatment Systems (MWTS) for commercialization of the MWTS in Japan and its territories, to address water treatment conditions in Japan caused by the recent earthquake and resultant tsunami.   Such license is to be memorialized in a subsequent Technology Licensing Agreement (the “Subsequent License Agreement”).  The proposed equity structure of the JV will be such that Sionix will acquire a 25% interest in the JV in consideration of its contribution of the aforementioned limited license and TII will acquire a 75% interest in the JV in consideration of bearing all the costs associated with the incorporation, start-up and subsequent administration and operation of the JV.  All operational, administrative and financial management of the JV shall be the sole and exclusive responsibility of TII, provided that for a period of two years from the implementation of the Subsequent License Agreement Sionix technical personnel shall be retained for consultations on application engineering recommendations for not less than 240 hours per year at a rate of $250 per hour.  Sionix and TII will each have representation on the board of directors of the JV proportionate to their ownership interests in the JV.  Pursuant to the Subsequent License Agreement, Sionix would earn a royalty on any sale of water treated by the MWTS commencing after an initial period of up to six months during which treated water may be donated by the JV to various Japanese entities.

Prior to the Subsequent License Agreement becoming effective, TII shall have issued to Sionix a conditional purchase order consisting of one MWTS, configured as Sionix deems necessary to fulfill the testing criteria to be established jointly by Sionix and TII, and twenty-nine additional MWTS thereafter configured as Sionix and TII may agree upon, and TII shall have issued to Sionix a letter of interest from a banking institution showing available funds to manufacture and purchase the MWTS.  Upon testing and installation of the first MWTS in Japan and acceptance of the machine by the government of Japan, payment would be released on a milestone schedule.   All subsequent sales of MWTS in Japan would be made through the JV on terms and conditions to be agreed upon by Sionix and TII.

The foregoing discussion is only a summary of the MOU and is qualified in its entirety by reference to the MOU which is attached as an exhibit to this Current Report.

On April 6, 2011, Sionix issued a press release, a copy of which is attached to this Current Report as Exhibit 99.2, in which Sionix announced that it had entered into the MOU.

The information in this Item 8.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall the liabilities of that Section otherwise apply, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

99.1	Memorandum of Understanding between Sionix Corporation and TII Trading International Investment, Inc.
99.2	Press Release dated April 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sionix has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 6, 2011

SIONIX CORPORATION

By:	/s/ James R. Currier
James R. Currier
Chief Executive Officer